Exhibit 77(q)(1)

EXHIBITS

(d) Amended policies with respect to securities investments - disclosed in Supplement dated December 12, 2000, to the Class A, B, C and M International Equity Funds, Precious Metals Funds and International Income Fund Prospectus dated November 1, 2000.

(e) Form of Investment Management Agreement between the Registrant, on behalf of the Fund, and Pilgrim Investments, Inc. - filed as an exhibit to Post-Effective Amendment No. 9 to the Registrant's Form N-1A Registration Statement on December 22, 2000, and incorporated herein by reference.